SECURITIES AND EXCHANGE COMMISSION

                        Washington, D. C. 20549

                                FORM 8-K



                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported):        April 30, 1996



                             GORAN CAPITAL INC.

           (Exact name of registrant as specified in its charter)



            Canada                    000-24366          Not Applicable
 (State or other jurisdiction of      (Commission       (I.R.S. Employer
 Incorporation or organization)       File Number)      Identification No.)



181 University Avenue, Suite 1101, Box 11, Toronto, Ontario, Canada  M5H 3M7
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code:  (416) 594-1155 (Canada)
                                                     (317) 259-6300    (USA)


(Former name or former address, if changed since last report) Not Applicable
ITEM 5.     Other Events

     On May 1, 1996, Goran Capital Inc. ("Company") announced the successful completion of its previously announced joint venture with GS Capital Partners II, an investment fund affiliated with Goldman Sachs & Co. This was accomplished through the formation of GGS Management Holdings, Inc. ("GGSH"). Simultaneously, GGSH (through its wholly owned subsidiary, GGS Management, Inc. ("GGSM")) has completed its previously announced acquisition of Superior Insurance Company, a former subsidiary of Fortis, Inc. The completion of the transactions, which included the contribution of the Company's indirect subisidary, Pafco General Insurance Company, will make GGSM the 13th largest provider of non-standard automobile insurance in the $15 billion United States market.

     Alan G. Symons, Chief Executive Officer of the Company and GGSH said today, "This joint venture with GS Capital provides the resources necessary to take advantage of opportunities in the non-standard automobile insurance market, such as the acquisition of Superior."

     Superior Insurance Company, a Florida based non-standard automobile insurance company, writes in excess of $100 Million of premium in ten (10) states and has a book value of approximately $63 Million. Pafco General Insurance Company, an Indiana company, underwrites in excess of $60 Million of premium in nine (9) states and has a book value of approximately $15 Million.

     The Company will continue to own 100% of its other subsidiaries, including IGF Insurance Company, Granite Reinsurance Company Ltd., and Symons International Group, Inc. (Florida), a surplus lines underwriter.

ITEM 7.   Exhibits

Exhibit 99.1   Press Release of Goran Capital, Inc. dated May 1, 1996.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                GORAN CAPITAL INC.
                                                (Registrant)



May 10, 1996                                     By:   /s/  Alan G. Symons
                                                 President and Chief
                                                 Executive Officer
                                                                 Exhibit 99.1
TO:     All Media

FROM:   Goran Capital, Inc.       USA Head Office
        181 University Ave.       4720 Kingsway Drive
        Suite 1101-Box 11         Indianapolis, IN 46205
        Toronto, Ontario M5H 3M7

DATE:    May 1, 1996


                             FOR IMMEDIATE RELEASE


Goran Capital announces the successful completion of its previously announced joint venture with GS Capital Partners II, an affiliated investment fund of Goldman, Sachs & Co., through the formation of GGS Management Holdings, Inc. Simultaneously, GGS has completed its previously announced acquisition of Superior Insurance Company, a subsidiary of Fortis, Inc. The completion of the transactions , which includes the contribution by Goran of its subsidiary Pafco General Insurance Company to GGS, makes GGS the 13th largest provider of non-standard automobile insurance in the $15 billion U.S. market.

Alan G. Symons, Chief Executive Officer of Goran and GGS, said today, "This joint venture with GS Capital provides the resources necessary to take advantage of opportunities in the non-standard automobile insurance market, such as the acquisition of Superior."

Superior Insurance Company, a Florida based non-standard automobile insurance underwriter, writes in excess of $100 million of premium in 10 states and has a book value of approximately $63 million. Pafco General Insurance Company, an Indiana company underwrites in excess of $60 million of premium in 9 states with a book value of $15 million.

Goran will continue to own 100% of its other subsidiaries including IGF Insurance Company, the crop insurance division, Granite Reinsurance Company, Ltd., the reinsurance operations, and Symons International Group, Inc. (Florida), a surplus lines underwriter.

GORAN CAPITAL INC. (NASDAQ: GNCNF; Toronto Stock Exchange: GNC) of Toronto, Ontario is primarily engaged in the non-standard automobile insurance, reinsurance, crop insurance and surplus lines underwriting. Goran maintains active insurance licenses in 35 U.S. states, Barbados, and all Canadian provinces. It derives more than 90% of gross revenue from the United States.

              Anyone wishing further information may contact:
                             Alan G. Symons
                   President and Chief Executive Officer
          Indianapolis (317)259-6302 or Toronto (416) 594-1155